UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2012

Symmetricom, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-02287	95-1906306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Orchard Parkway, San Jose, California		95131-1017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (408) 433-0910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Symmetricom, Inc. (“Symmetricom”) held on October 26, 2012, the stockholders of Symmetricom approved the amendment and restatement of Symmetricom’s 2006 Incentive Award Plan, as previously amended, to, among other things, increase the number of shares of common stock authorized for issuance thereunder by 2,000,000 shares. A description of the Amended and Restated Symmetricom, Inc. 2006 Incentive Award Plan (the “Amended and Restated Plan”) is set forth in the Proxy Statement for the Annual Meeting under the heading “Proposal No. Four — Approval of the Amended and Restated 2006 Incentive Award Plan” on pages 14-21, and the full text of the Amended and Restated Plan can be found attached as Appendix A to the Proxy Statement, each of which is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Set forth below are the matters that were voted on by the stockholders at the Annual Meeting and the final voting results. All of the director nominees named in the Proxy Statement for the Annual Meeting were elected, and the other proposals set forth in the Proxy Statement for the Annual Meeting were approved by the stockholders.

1.	Election of directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert T. Clarkson	31,696,674	789,123	5,260,362
David G. Côté	31,691,271	794,526	5,260,362
Alfred Boschulte	32,041,938	443,859	5,260,362
James A. Chiddix	31,708,569	777,228	5,260,362
Elizabeth A. Fetter	31,667,742	818,055	5,260,362
Robert M. Neumeister Jr.	31,973,798	511,999	5,260,362
Dr. Richard W. Oliver	31,575,848	909,949	5,260,362
Richard N. Snyder	31,223,388	1,262,409	5,260,362
Robert J. Stanzione	31,583,957	901,840	5,260,362

2.	Ratification of the appointment of Deloitte & Touche LLP as Symmetricom’s independent registered public accounting firm for the current fiscal year:

Votes For	Votes Against	Abstentions
36,714,839	935,790	95,530

3.	Advisory vote on executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,534,656	970,724	980,417	5,260,362

4.	Amendment and restatement of Symmetricom’s 2006 Incentive Award Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,059,182	4,403,622	22,993	5,260,362

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMMETRICOM, INC.

Dated: October 29, 2012	By:	/s/ JUSTIN R. SPENCER
	Name:	Justin R. Spencer
	Title:	Executive Vice President Finance and Administration, Chief Financial Officer and Secretary